Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the VistaCare, Inc. 1998 Stock Option Plan; VistaCare, Inc. 2002 Non-Employee Director Stock Option Plan; and the VistaCare, Inc. 2002 Employee Stock Purchase Plan of our report dated November 29, 2004, with respect to the consolidated financial statements of VistaCare, Inc. included in the Transition Report (Form 10-K) for the nine months ended September 30, 2004.

/s/ Ernst & Young LLP

Phoenix, Arizona

December 10, 2004